Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Revolutions Medical, Inc.
Charleston, South Carolina

We hereby consent to the use in the prospectus constituting a part of this Form S-1/A Registration Statement of our report dated March 30, 2012, relating to the financial statements of Revolutions Medial Corporation, which are contained in that prospectus.  Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Tulsa, Oklahoma
January 29, 2013